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                                                                   Exhibit 10(d)

                            McDONALD'S CORPORATION
                       1975 STOCK OWNERSHIP OPTION PLAN
                            AS AMENDED AND RESTATED
                            -----------------------


THE PLAN
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     McDonald's Corporation (the "Company") hereby amends and restates the
McDonald's Corporation 1975 Stock Ownership Option Plan, effective May 1, 1999. As so amended and restated, the McDonald's Corporation 1975 Stock Ownership Option Plan is hereinafter called the "Plan". The terms of options granted prior to the effective date of this amendment shall not be adversely affected in any way by this amendment.

     1. Purpose. The purpose of this Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such financial interest will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such financial interest will prove attractive to promising new managerial and executive talent and will assist the Company in attracting such employees. The options granted hereunder shall not constitute incentive stock options as such term is defined in Section 422A of the Internal Revenue Code.

     2. Scope of the Plan. An aggregate of 121,780,788 of the Company's authorized but unissued shares of common stock, $.01 par value per share or shares acquired by purchase as described in the paragraph below or any combination of shares from both sources are hereby made available, and shall be reserved for issuance, under the Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 11 hereof. If an option shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated or unless all or a part of such shares were issued under the Company's 1978 Incentive Plan) become available for other options under the Plan.

     The Board of Directors (called the "Board") or such person or persons that the Board shall specifically authorize or direct to act on its behalf shall also have the authority to purchase from time to time, in such amounts and at such prices as it, in its discretion, shall deem advisable or appropriate, shares of the common stock of the Company, to be held as treasury shares and reserved and used solely for issuance at the discretion of the Option Committee, as set forth in Section 3 hereof, upon exercise of options granted under this Plan and in accordance with the provisions of the preceding paragraph.

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     3.  Administration.  Except as herein expressly reserved by the Board and not delegated by the Board to the Committee, the Plan shall be administered by a Committee, to be known as the Option Committee (called the "Committee"), which will include not less than three Directors of the Company, who shall be appointed, from time to time, by the Board. Except as herein expressly reserved by the Board and not delegated by the Board to the Committee, the Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan: (a) to determine the purchase price of the common stock covered by each option, and the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; (b) to interpret the Plan; (c) to prescribe, amend and rescind rules and regulations relating to the Plan; (d) to determine the terms, provisions, and any restrictions or conditions (including but not limited to restrictions with respect to stock acquired upon exercise of the option which may continue beyond the date of the optionee's termination of employment) of the respective option agreements (which need not be identical) by which options shall be evidenced and, with the consent of the optionee, to modify the terms, provisions, restrictions or conditions of any option agreement; (e) to cancel, with the consent of the optionee, outstanding options and to grant new options in substitution therefor; (f) to authorize foreign subsidiaries to adopt plans as provided in Section 17; (g) to delegate its duties and responsibilities under the Plan with respect to such foreign subsidiary plans, except its duties and responsibilities with respect to grants of options to persons who, under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), are treated (in the opinion of counsel for the Company) as officers or directors of the Company, to such individuals or committees as the Committee in its sole discretion may approve and (i) the acts thereunder by such individuals or committees shall be treated hereunder as acts of the Committee and (ii) such individuals or committees shall report to the Committee regarding the delegated duties and responsibilities; and (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     4. Eligibility. With the exception of clerical employees and with the further exception of persons (other than managers) employed in Company-owned restaurants, options may be granted to (a) any employees of the Company or its domestic subsidiaries, or (b) any employees, officers and directors of the Company's foreign subsidiaries. Any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits, shall be treated as a subsidiary. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. Subject to the provisions of Section 2 hereof, an individual who has been granted an option may, if he is otherwise eligible, be granted additional options if the Committee shall so determine.

     5. Option price. The purchase price of the stock covered by each option shall not be less than the fair market value of such stock on the date the option is granted (herein called the "Option Date"). For the purposes hereof the fair market value shall be deemed to be the closing price of said stock on the New York Stock Exchange Composite Tape on the Option Date or, if

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no sales of said stock appear on such Tape on that date, on the next preceding date on which there were such sales. Such price shall be subject to adjustment as provided in Section 11 hereof.

     6. Terms of employment. No obligation of the Company as to the length of employment shall be implied by the terms of this Plan or any option granted hereunder. The Company reserves the same rights to terminate employment of any employee as existed prior to the date hereof.

     7. Non-transferability of options. An option granted hereunder shall, by its terms, not be transferable other than by will or the laws of descent and distribution and may be exercised, during his lifetime, only by the optionee; provided, however, that an optionee may, in a manner specified by the Committee, designate in writing an individual beneficiary or beneficiaries to exercise an option granted hereunder after the optionee's death.

     8. Restricted stock. Upon granting an option or a substituted option or upon accelerating the exercise date of an option pursuant to Section 16 or, with respect to previously granted outstanding options, upon consent of the optionee, the Committee may provide that shares granted upon exercise of the option shall be subject to such restrictions as it may from time to time deem appropriate. Specifically, but without limitation, the Committee may provide that shares granted upon exercise of the option shall be restricted for such period after the date of exercise as the Committee may determine, and shall be non-transferable during such period, provided that with respect to options which are accelerated, the restriction period shall not extend beyond the earliest date on which the option or portion thereof could have been exercised prior to acceleration. The restriction shall provide that if the optionee's employment is terminated for reasons other than death, permanent disability or any other reason specified by the Committee during the restriction period, the optionee shall resell the restricted stock to the Company at the lesser of the option exercise price paid or the fair market value on the date of termination of employment. Any such shares shall bear an appropriate legend specifying that such shares are subject to such restrictions. The Committee shall have authority, in its discretion, to accelerate the time at which any or all of the restrictions may lapse prior to the expiration of the restrictions or to remove any or all of the restrictions. After the expiration of the restrictions, the Committee shall cause shares free of the restrictions to be reissued without a legend. Notwithstanding the foregoing, such restrictions shall not apply to shares issued upon exercise after termination of employment by reason of death or permanent disability pursuant to Subsection 9(a) and 9(b) hereof and, with respect to shares issued subject to such restrictions, such restrictions shall be cancelled by the Committee upon submission to the Committee of proof that the termination of the optionee's employment occurred by reason of the optionee's death, permanent disability (as defined in Section 9) or other reasons specified by the Committee.

     9. Termination of employment. An unexercised option, or any unexercised installment thereof, shall terminate if the employment of the optionee by the Company or any of its subsidiaries shall be terminated for any reason; except that (a) if such employment is so terminated by death of the optionee, any unexercised portion of the option (whether or not currently exercisable) at the date of death may be exercised, in whole or in part, at any time within three years after the date of death, by the optionee's personal representative or by the

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person to whom the option is transferred by will or the applicable laws of descent and distribution, and any such option which by its terms would otherwise expire after the optionee's death but prior to the end of such three-year period following the optionee's death, shall be extended so as to permit any unexercised portion thereof to be exercised at any time within such three-year period, provided that in no event shall any option be exercised after 13 years from the Option Date; or (b) if such employment is terminated as a result of the permanent disability of the optionee, the unexercised portion of the option (whether or not currently exercisable) at the date of such termination of employment may be exercised, in whole or in part, at any time within three years after the date of such termination, and any such option which by its terms would otherwise expire after the optionee's termination of employment by reason of permanent disability but prior to the end of the three-year period following the optionee's termination of employment, shall be extended so as to permit any unexercised portion thereof to be exercised at any time within such three-year period, provided that in no event shall any option be exercised after 13 years from the Option Date; (c) if such employment is terminated on account of retirement after attaining age 60 with at least 20 years of Company service, any unexercised portion of an option or an installment which is then exercisable or which becomes exercisable within three years following the date of retirement may be exercised at any time within three years after such retirement, provided that in no event shall any option be exercised after 10 years from the Option Date; (d) if such employment is terminated on account of retirement after attaining age 60 with less than 20 years of Company service, any unexercised portion of an option or an installment which is then exercisable may be exercised at any time within one year after such retirement, provided that in no event shall any option be exercised after 10 years from the Option Date; (e) if such employment is terminated on account of retirement with combined age and years of Company service equal to or greater than 70, any unexercised option, which was granted on or after May 1, 1999 and that is then exercisable or which would become exercisable within three years of such retirement if the optionee remained employed by the Company or a Subsidiary throughout such three-year period, may be exercised, in whole or in part, by the optionee, at any time within three years after the optionee's retirement; provided that in no event shall any option be exercised after 10 years from the Option Date; and further provided that the optionee executes and delivers to the Company a two-year non-competition agreement (in a form reasonably satisfactory to the Company); and further provided that the optionee provides one-year's prior written notice of the optionee's intention to retire to the officer in charge of the Benefits and Compensation Department in Oak Brook Illinois; (f) if an optionee terminates employment to become an owner-operator of a McDonald's restaurant or if an optionee terminates after January 15, 2000 as a result of a job elimination, the optionee will receive an extension of time to exercise any unexercised options granted on or after May 1, 1999 and accelerated vesting of these options based on the following rules that incorporate age and years of Company service:

Age & Years of                          Additional Vesting and Time to Exercise
Company Service                         Options Granted On or After May 1, 1999
------------------------------------  -----------------------------------------
70 plus years                         3 Years
60 to 69 years                        2 Years
50 to 59 years                        1 Year;

provided that in no event shall any option be exercised after 10 years from the Option Date or; (g) if such employment is terminated for any other reason excluding termination for cause, the unexercised portion of the option (to the extent exercisable on the date such employment is

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terminated) shall be exercisable at any time within 30 days after the date of such termination, provided that in no event shall any option be exercised after 10 years from the Option Date. Permanent disability shall mean a mental or physical condition which renders an optionee unable or incompetent to carry out the job responsibilities he held or tasks to which he was assigned at the time the disability was incurred. Job elimination shall include, without limitation, terminations of employment by the Company due to corporate restructuring or reorganization, job restructuring, reductions in force, outsourcing or replacement of jobs by technology.

If the optionee violates the provisions of the non-competition agreement described in Section 9(e) during the two-year period following retirement, all unexercised options granted on or after May 1, 1999 will immediately terminate and will not be exercisable.

     10. Time of granting options. The Option Date under the Plan shall be the date on which such option shall be duly granted by or on behalf of the Company.

     11. Adjustments. Notwithstanding any other provision or the Plan, option agreements entered into hereunder shall contain such provisions as the Committee shall determine for adjustment of the number and class of shares covered thereby, or of the option prices, or both, to reflect a stock dividend, stock split-up, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, reorganization, liquidation or the like, of or by the Company. In any such event, the aggregate number of class of shares available under the Plan, shall be appropriately adjusted.

     12. Termination and amendment of the Plan. This Plan shall terminate on May 4, 2010. The Plan may be terminated at such earlier time, or be further extended until such time, as the Board may determine. A termination shall not affect any options then outstanding under the Plan.

          The Board may make modifications of the Plan as it shall deem advisable, without further approval of the stockholders of the Company, except as such stockholder approval may be required under (i) Rule 16b-3 (or any successor provision) under the Act or (ii) the listing requirements of any securities exchange registered under the Act on which are listed any of the Company's equity securities.

     13. Change in Control. All unexercised options granted on or after May 1, 1999, which are held by an optionee shall become exercisable upon the occurrence of a Change in Control. A Change in Control shall be deemed to have occurred at such time as:

          (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries, or any related trust) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company;

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          (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was so approved; or

          (iii) the stockholders of the Company approve any a merger, reorganization, consolidation, or similar transaction, a plan or agreement for the sale or other disposition of assets which, as of the date of the Company's most recent annual or quarterly consolidated financial statements, accounted for 50% or more of the net book value of the Company's consolidated assets or 50% or more of the Company's consolidated revenues, or a plan of liquidation of the Company (any of the foregoing, a "Reorganization Transaction") that, based on information included in the proxy and other materials distributed by the Company to its stockholders in connection with the solicitation of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction. "Exempt Reorganization Transaction" means a Reorganization Transaction that results in the persons who were the direct or indirect owners of the outstanding voting securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect beneficial owners of voting securities representing more than 70% of the combined voting power of the then-outstanding voting securities of the surviving corporation, in substantially the same respective proportions as such persons' ownership of the voting securities of the Company immediately before such Reorganization Transaction.

     14. Stock purchased for investment. Shares purchased under the options shall be purchased for investment and without present intention of resale, unless, in the opinion of counsel for the Company, the shares may be purchased without investment representation. Where an investment representation or other restrictive representation or agreement is deemed necessary, the Committee may require a written representation or agreement to that effect by the optionee at the time the option is granted or exercised.

     15. Term of options. Except as provided in Subsections 9(a) and 9(b), the term of each option granted hereunder shall be for a period of no more than 10 years from the Option Date, and shall be subject to earlier termination as hereinbefore provided.

     16.  Exercise of options.

          (a) Subject to the provisions of Section 9 and Subsections 16(b) and 16(c), each option granted hereunder shall be exercisable in four equal biennial installments, commencing on the first anniversary of the date of grant.

          (b) The Board (or if delegated by the Board to the Committee, the Committee) may specify a different exercise schedule or schedules for all or any group or groups of employees to whom grants are made hereunder.

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          (c) The Committee, in its sole discretion, shall have the authority to accelerate on an individual by individual basis, the time at which options or any part thereof become exercisable to such earlier date or dates as determined by the Committee. The Board (or if delegated by the Board to the Committee, the Committee) shall have the authority to accelerate the time or times at which all or any part of the options of all or any group of employees may be exercised.

          (d) The Committee, in its sole discretion, shall have the authority to extend on an individual by individual basis the period of time during which options or installments or any part thereof which have not been exercised may be exercised. The Board (or if delegated by the Board to the Committee, the Committee) shall have the authority to extend the period of time during which all or any part of the options or installments of all or any group of employees may be exercised.

          (e) An optionee may exercise the option (or a part thereof) in whole or in part at any time commencing on the date the option (or such part) becomes exercisable. An option shall be exercised by delivery of notice of intent to exercise the option with respect to a specific number of option shares. Such notice shall be in a manner specified by the Company. Except as provided in
Section 18 hereof, the purchase of any shares as to which an option shall be exercised shall be paid in full at the time of the purchase. Payment of the option exercise price shall be made in cash or, in whole or in part, in common stock of the Company valued at fair market value.

              An optionee shall not, by reason of any option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his option until such shares have been issued to him. Any of the provisions of this Section 16 to the contrary notwithstanding, except as provided in Subsections 9(a) or 9(b), in no event shall any option be exercised after 10 years from the Option Date.

     17. Stock option plans of foreign subsidiaries. The Committee may, in its sole discretion, authorize any foreign subsidiary to adopt a plan for granting options to purchase shares of common stock of the Company ("Foreign Option Plan"). All grants of options under such Foreign Option Plans shall be treated as grants under the Plan. Such Foreign Option Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan.
Options granted under such Foreign Option Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Option Plans are more restrictive than the terms of the Plan in which cash such terms of the Foreign Option Plans shall control.

     18. Loans and guarantees. The Board (or, if delegated by the Board to the Committee, the Committee) may, in its discretion, allow an optionee to defer all or any portion of the option exercise price or may cause the Company to guarantee a loan from a third party to the optionee, in an amount equal to all or any portion of the option exercise price. Any such payment deferral by the Company pursuant to this Section 18 shall be for such periods, at such interest rates and on such other terms and conditions as the Board (or, if delegated to the Committee, the

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Committee) may determine. Notwithstanding the foregoing, an optionee shall not be entitled to defer the payment of the option exercise price unless the optionee (a) has a binding obligation to pay the portion of the option exercise price which is deferred and (b) pays at the time of exercise a minimum amount, with respect to the shares to be granted upon exercise, equal to the amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

     19. Substituted options. In the event the Committee cancels with the consent of an optionees any option granted under this Plan or any other Stock Option Plan, and a new option is substituted therefor, the Option Date of the cancelled option shall be the date used to determine the exercisability of the new substituted option under Section 16 hereof so that the optionee may exercise the substituted option in the same percentages and at the same times as if the optionee has held the substituted option since the Option Date of the cancelled option. This Section 19 shall be effective with respect to all options granted on or after October 25, 1976, in substitution of cancelled options.

     20.  Elective Share Withholding.

          (a) Subject to Section 20(b), an optionee may elect the withholding ("Share Withholding") by the Company of a portion of the shares otherwise deliverable to such optionee upon the exercise of an option (each a "Taxable Event") having a fair market value equal to the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event.

          (b) Each Share Withholding election by an optionee shall be subject to the following restrictions:

              (i) any optionee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such optionee at any time before the optionee's election if the Committee has reserved the right to do so in the option agreement; and

              (ii) the optionee's election shall be irrevocable.


     Executed this 6th day of August, 1999.


                                      McDONALD'S CORPORATION



                                      By: /s/ Gloria Santona
                                          ------------------
                                          Vice President

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